Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

China SXT Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China SXT Pharmaceuticals, Inc. of our report dated August 13, 2021, relating to the consolidated financial statements which appears in China SXT Pharmaceuticals, Inc.’s Annual Report on Form 20-F for the year ended March 31, 2021, filed with the Commission on August 13, 2021.

/s/ ZH CPA, LLC

Denver, Colorado

March 15, 2022